UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

Longview Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, 44th Floor

New York, NY 10153

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 812-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	LGVW.U	The New York Stock Exchange LLC
Shares of Class A common stock included as part of the units	LGVW	The New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	LGVW WS	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2021, Longview Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Note”) in the principal amount of up to $2,000,000 to Longview Investors LLC (the “Sponsor”), which principal amount can be drawn down from time to time in increments of no less than $10,000. The Note bears interest at a rate of 6.00% per annum, compounded annually and computed on the basis of the 360-day year, and is repayable in full upon consummation of the Company’s initial business combination. In the event of termination of the Business Combination Agreement, by and among the Company, Clay Merger Sub, Inc. and Butterfly Network, Inc. (the “Business Combination Agreement”) pursuant to Section 7.1 of the Business Combination Agreement, (i) penalty interest shall accrue at an increased rate equal to 12.00% per annum, and (ii) prior to the repayment of amounts outstanding under the Note, the Sponsor may elect to convert any unpaid balance of the Note in whole or in part into warrants (the “Conversion Warrants”) equal to the principal amount of the Note so converted divided by $1.50. The terms of any such Conversion Warrants will be identical to the terms of the warrants issued by the Company to the Sponsor in a private placement of the Company’s initial public offering. The Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.

The Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Note.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
10.1	Promissory Note, dated January 11, 2021, issued by Longview Acquisition Corp. to Longview Investors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Longview Acquisition Corp.

Date: January 14, 2021	By:	/s/ Mark Horowitz
		Name:	Mark Horowitz
		Title:	Chief Financial Officer